                                                                       EXHIBIT 5

                                                SOUTHWEST AIRLINES CO.

                                                Deborah Ackerman
                                                Vice President - General Counsel

                                                P.O. Box 36611
                                                Dallas, Texas 75235-1611
                                                (214) 792-4665
                                                Facsimile: (214) 792-6200


August 19, 2002



Southwest Airlines Co.
P.O. Box 36611
Dallas, TX 75235

Dear Sirs:

         I have represented Southwest Airlines Co., a Texas corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933 of the shares of the common stock, $1 par value of the Company ("Common Stock") to be issued by the Company from time to time upon the exercise of stock options pursuant to the Southwest Airlines Co. 2002 SWAPA Non-Qualified Stock Option Plan and the Southwest Airlines Co. 2002 SWAPA Bonus Non-Qualified Stock Option Plan(together, the "Plans").

         In this connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate and other records, certificates and other papers as I deemed it necessary to examine for the purpose of this opinion, including the Registration Statement of the Company for the registration of the Common Stock to be issued pursuant to the Plans on Form S-8 under the Securities Act of 1933 (the "Registration Statement").

         Based on such examination, it is my opinion that the shares of Common Stock registered under the Registration Statement when issued pursuant to the terms of the Plans will, upon the payment of the consideration therefor required by the terms of the Plans, be validly issued, fully paid and non-assessable.

         I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulation thereunder.

                                            Sincerely,



                                            Deborah Ackerman

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